Exhibit 99.1

AXSYS TECHNOLOGIES SALES INCREASE 13% IN FOURTH QUARTER

Record Fiscal 2006 Results

ROCKY HILL, CT – February 20, 2007 – Axsys Technologies, Inc. (NASDAQ:AXYS), a global leader in the design, manufacture and distribution of precision optical solutions, today announced financial results for the fourth quarter and year ended December 31, 2006.

Fourth Quarter Highlights

•                  Record revenue of $40.6 million, a 13% increase over fiscal 2005 fourth quarter.

•                  Record bookings of $55.8 million, resulting in a backlog of $130.4 million, which is a 16% increase relative to the prior year end.

•                  Successful integration of New England operations with minimal business interruption.

Sales growth was largely due to increasing participation on a variety of force protection programs, perimeter and border security programs, and strategic missile programs.  Inefficiencies associated with the facility consolidation in New England resulted in a decrease in gross margin to 30.7% in the quarter versus 32.4% in the fourth quarter of 2005.

Operating income increased to $4.1 million in the fourth quarter of 2006, up from $4.0 million in the fourth quarter of 2005.  Adjusting for the facility relocation expense and the recognition of share-based compensation expense, pro forma operating income was $4.8 million in the fourth quarter of 2006, which was 20% higher than the operating income in the fourth quarter of 2005.

Net income increased to $2.6 million, or $0.24 per diluted share, up from $2.5 million, or $0.23 per diluted share, in the fourth quarter of 2005, despite a $0.06 per share impact from moving and lease termination expenses from the consolidation of facilities in New England, the recognition of share-based compensation expense, and a discontinued operations charge in the fourth quarter of 2006.  The discontinued operations charge resulted from an accrual of $137,000, net of tax, or $0.01 per diluted share, for additional environmental remediation at a formerly occupied facility.

Segment Sales

(Millions)

	Three Months Ended:		Twelve Months Ended:
	Dec 31, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
Optical Systems Group	$33.8	$29.9	$129.9	$108.6
Distributed Products Group	6.8	6.0	26.4	24.9

“We finished the year with another strong quarter, with Optical Systems’ and Distributed Products’ sales both growing 13% relative to the fourth quarter of 2005,” said Stephen W. Bershad, Chairman and Chief Executive Officer of Axsys.  “Notably, the Company successfully consolidated our New England operations under one roof while simultaneously setting new revenue, booking and backlog records.”

Fiscal 2006 Results

For the 2006 fiscal year, Axsys achieved record sales of $156.3 million, a 17% increase relative to fiscal 2005.  The 2005 fiscal year included eight months of revenues from DiOP, which was acquired on May 2, 2005.  On a pro-forma basis, the revenue growth would have been 11% if Axsys had owned the business for the full year.

Operating income was $16.3 million, 17% higher than 2005, despite the recognition of $1.1 million of pre-tax share-based compensation expense pursuant to the Company’s implementation of FAS 123R on January 1, 2006 and the $0.4 million pre-tax facility relocation expense incurred in the fourth quarter of 2006.

The Company’s diluted earnings per share were $0.94 in 2006, 7% higher than 2005.  Fiscal 2006 earnings included a $0.06 per share expense for share-based compensation and $0.02 per share facility relocation expense.  The diluted earnings per share comparison was also adversely affected by a 30% increase in weighted-average diluted shares outstanding.

Fiscal 2007 Guidance

Axsys elaborated on the 2007 guidance provided with the Company’s previous earnings release on October 25, 2006.  In fiscal 2007, Axsys anticipates achieving annual sales of $169 to $172 million, net income of $11.8 to $12.1 million and earnings per diluted share from continuing operations of $1.07 to $1.10.

“We continue to feel optimistic about the company’s prospects,” continued Mr. Bershad. “Our record $130 million backlog gives us excellent visibility into the coming year, and we are comfortable confirming our 2007 guidance of 8 to 10% revenue growth and diluted earnings per share from continuing operations growth of 13 to 15%.”

Conference Call

Management will conduct a conference call reviewing the financial results on Wednesday, February 21, 2007 at 10:00 am ET.  Shareholders, institutional investors and equity research analysts are invited to participate in the call by dialing 1-800-573-4842 and entering conference passcode 70243811.

The conference call will be webcast live via the Investor Relations section of the Company’s web site at www.axsys.com.  A replay of the webcast will be available shortly after the conclusion of the call for a period of approximately 90 days.

About Axsys

Axsys Technologies, Inc. is a vertically integrated OEM supplier of precision optical solutions for high technology applications, serving the aerospace, defense, and high performance commercial markets.  For more information, visit www.axsys.com.

Contacts

David A. Almeida	Geoffrey Ling
Chief Financial Officer	Director of Investor Relations
(860) 257-0200	(860) 594-5773
Invest@axsys.com

AXSYS TECHNOLOGIES, INC.

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Sales	$40,609	$35,940	$156,347	$133,543
Cost of sales	28,158	24,286	107,448	91,897
Gross profit	12,451	11,654	48,899	41,646

Selling, general and administrative expenses	7,299	6,657	28,159	23,957
Research, development and engineering expenses	1,083	1,003	4,463	3,766
Operating income	4,069	3,994	16,277	13,923
Interest expense	(8)	(22)	(80)	(1,684)
Interest income	68	51	290	167
Loss on extinguishments of debt	—	—	—	(480)
Other (expense) income, net	(13)	1	(2)	33
Income from continuing operations before income taxes	4,116	4,024	16,485	11,959
Provision for income taxes	1,411	1,510	6,103	4,486
Income from continuing operations	2,705	2,514	10,382	7,473
Loss from discontinued operations, net of tax	(137)	—	(117)	(150)
Net Income	$2,568	$2,514	$10,265	$7,323

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.25	$0.24	$0.98	$0.93
Discontinued operations	(0.01)	—	(0.01)	(0.02)
Total	$0.24	$0.24	$0.97	$0.91
Weighted-average basic common shares outstanding	10,641,614	10,607,165	10,628,647	8,006,029
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.25	$0.23	$0.95	$0.90
Discontinued operations	(0.01)	—	(0.01)	(0.02)
Total	$0.24	$0.23	$0.94	$0.88
Weighted-average diluted common shares outstanding	10,923,260	10,948,711	10,888,494	8,355,400

AXSYS TECHNOLOGIES, INC.

Consolidated Balance Sheets

(Dollars in thousands)

	December 31, 2006	December 31, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,044	$7,079
Accounts receivable – net	21,321	18,821
Inventories – net	44,229	37,866
Income taxes – deferred	3,675	3,256
Other current assets	1,362	1,182
TOTAL CURRENT ASSETS	76,631	68,204
PROPERTY, PLANT AND EQUIPMENT – net	22,860	15,351
INTANGIBLE ASSETS – net	9,507	10,461
GOODWILL	62,231	61,048
OTHER ASSETS	1,116	1,144
TOTAL ASSETS	$172,345	$156,208

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,895	$8,019
Accrued expenses and other current liabilities	18,348	16,835
Deferred income	6,088	7,044
TOTAL CURRENT LIABILITIES	35,331	31,898
OTHER LONG-TERM LIABILITIES	5,826	4,769
SHAREHOLDERS’ EQUITY:
Common stock	106	106
Capital in excess of par	99,111	97,875
Accumulated other comprehensive income	—	3
Retained earnings	31,977	21,712
Treasury stock	(6)	(155)
TOTAL SHAREHOLDERS’ EQUITY	131,188	119,541

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$172,345	$156,208

AXSYS TECHNOLOGIES, INC.

Reconciliation of Pro Forma Operating Income*

(Dollars in thousands, unaudited)

	For the Three Months Ended
	Dec 31, 2006	Dec 31, 2005
Operating Income	$4,069	$3,994

Relocation Expense	431	—
Share-based Compensation Expense	285	—

Pro Forma Operating Income	$4,785	$3,994

* The Company has provided pro forma operating income information to show the effects of a non-recurring relocation expense and share-based compensation expense because management believes that this information is a useful tool for understanding earnings growth when comparing results between the periods.

Reconciliation of Pro Forma Sales**

(Dollars in thousands, unaudited)

	For the Twelve Months Ended
	Dec 31, 2006	Dec 31, 2005
Sales	$156,347	$133,543

Diversified Optical Products, Inc.
January 1, 2005 - April 30, 2005	—	7,270

Pro Forma Sales	$156,347	$140,813

** The Company has provided pro forma sales information as if the results of the DiOP acquisition had been consolidated for the entire 2005 fiscal year because management believes that this information is a useful tool for understanding post-acquisition revenue growth when comparing results between the periods.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,”  “will,” “estimate” or other similar expressions.  Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially.  Important factors, which could cause actual results to differ materially, are described in Axsys’ reports on Form 10-K and Form 10-Q on file with the Securities and Exchange Commission, including without limitation: changes in the U.S. federal government spending priorities; the Company’s ability to compete in the industries in which it operates, including the introduction of competing products or technologies by other companies and/or pricing pressures from competitors and/or customers; the potential for the Company’s backlog to be reduced or cancelled; the Company’s ability to implement its acquisition strategy and integrate its acquired companies successfully; the Company’s ability to manage costs under the Company’s fixed-price contracts effectively; and changes in general economic and business conditions.  These statements reflect the Company’s current beliefs and are based upon information currently available to Axsys.   Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time, and we specifically disclaim any obligation to update these statements.